As filed with the Securities and Exchange Commission on August 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1680 Capital One Drive McLean, Virginia 22102	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

CAPITAL ONE FINANCIAL CORPORATION 2004 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Copies to:

Frank R. Borchert, III, Esq. Executive Vice President, Deputy General Counsel and Assistant Secretary Capital One Financial Corporation 1680 Capital One Drive McLean, Virginia 22102 (703) 720-1000	Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(703) 720-1000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share, including attached Rights(3)	12,000,000 shares	$76.27	$915,300,000	$97,937

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock on July 28, 2006, which was $76.27.
(3)	The Rights are to acquire 1/100th of a share of the Registrant’s Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant’s Common Stock, and will be transferred along with, and only with, the Registrant’s Common Stock.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Capital One Financial Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to an additional 12,000,000 shares of the Company’s Common Stock, par value $.01, including attached Rights (the “Common Stock”), to be issued under the Capital One Financial Corporation 2004 Stock Incentive Plan (the “2004 Plan”). The Company previously filed a Form S-8 (File No. 333-117920) registering 8,000,000 shares of Common Stock under the 2004 Plan on August 4, 2004.

As discussed more fully in the Company’s definitive proxy materials for the Company’s 2006 Annual Stockholder Meeting, the 12,000,000 shares of Common Stock registered on this Form S-8 are being added to the reserve of shares available under the 2004 Plan pursuant to certain amendments thereto. These amendments were approved by the Company’s stockholders on April 27, 2006.

In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8, Registration No. 333-117920, are incorporated herein by reference and the information required by Part II is omitted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in prospectuses for the 2004 Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

[SIGNATURES ON THE NEXT PAGE]

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 3rd day of August, 2006.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Frank R. Borchert, III
Frank R. Borchert, III
Executive Vice President, Deputy General Counsel and Assistant Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints John J. Finneran, Jr. and Frank R. Borchert, III, and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date
/s/ Richard D. Fairbank Richard D. Fairbank	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 2, 2006

/s/ Gary L. Perlin Gary L. Perlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2006

3

/s/ Edward R. Campbell Edward R. Campbell	Director	July 28, 2006

/s/ W. Ronald Dietz W. Ronald Dietz	Director	July 28, 2006

/s/ Patrick W. Gross Patrick W. Gross	Director	July 28, 2006

/s/ Ann Fritz Hackett Ann Fritz Hackett	Director	July 28, 2006

/s/ Lewis Hay, III Lewis Hay, III	Director	July 28, 2006

/s/ Pierre E. Leroy Pierre E. Leroy	Director	July 28, 2006

/s/ Mayo A. Shattuck, III Mayo A. Shattuck, III	Director	July 28, 2006

/s/ Stanley I. Westreich Stanley I. Westreich	Director	July 28, 2006

4

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page
5.1	Opinion of Frank R. Borchert, III, Executive Vice President, Deputy General Counsel and Assistant Secretary, Capital One Financial Corporation	6

10.1	Capital One Financial Corporation 2004 Stock Incentive Plan, as amended and restated as of April 27, 2006	*

23.1	Consent of Frank R. Borchert, III (contained in Exhibit 5.1)	6

23.2	Consent of Independent Registered Public Accounting Firm	7

24.1	Power of Attorney (included on the signature page of this Registration Statement)	3

*	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-13300), filed with the Securities and Exchange Commission on May 3, 2006.

5